EXHIBIT 99.1

News Release

205 Concourse Boulevard | Santa Rosa, CA 95403

For Immediate Release

Vintage Wine Estates Receives Notification from Nasdaq Related to
Delayed Quarterly Report on Form 10-Q

SANTA ROSA, CA, February 27, 2024 – Vintage Wine Estates, Inc. (Nasdaq: VWE and VWEWW) (“VWE” or the “Company”), one of the top wine producers in the U.S., today announced that it received a letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) on February 21, 2024, indicating that, because the Company has not filed its Quarterly Report on Form 10-Q for the period ended December 31, 2023 (the “Form 10-Q”) within the prescribed time period, the Company is not in compliance with the timely filing requirement for continued listing under Nasdaq Listing Rule 5250(c)(1).

The Nasdaq notification letter has no immediate effect on the listing or trading of the Company’s common stock. While the notice provides the Company the opportunity to submit a plan to regain compliance with Nasdaq Listing Rule 5250(c)(1) within 60 days, VWE currently expects to be in compliance with the listing qualification in that timeframe.

About Vintage Wine Estates, Inc.

Vintage Wine Estates (Nasdaq: VWE and VWEWW) is reimagining itself to become a leading wine and cider company that makes the highest quality, Super Premium+ wines and ciders that are accessible and approachable for consumers. Its vision is to be a growing, highly profitable omnichannel business with a consumer-centric culture. VWE has a family of estate wineries in Napa, Sonoma, California’s Central Coast, Oregon, and Washington State with valuable heritage and offerings. Through its Five-Point Plan and its strategy to reimagine the future of VWE, the Company is simplifying its offering to ACE Cider, three leading lifestyle brands (Bar Dog, Cherry Pie and Layer Cake) and key estate wines including B.R. Cohn, Firesteed, Girard, Kunde and Laetitia as well as several other heritage estate brands. Its primary focus is on the Super Premium+ segment of the U.S. wine industry defined as $15+ per bottle. The Company regularly posts updates and additional information at ir.vintagewineestates.com.

Forward-Looking Statements

Some of the statements contained in this press release are forward-looking statements within the meaning of applicable securities laws (collectively, “forward-looking statements”). Forward-looking statements are all statements other than those of historical fact, and generally may be identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “may,” “plan,” “project,” “should,” “will,” “would” or other similar expressions that indicate future events or trends. These forward-looking statements include, but are not limited to, the anticipated timing of the filing of VWE’s results for the second quarter ended December 31, 2023. These statements are based on various assumptions, whether or not identified in this news release, and on the current expectations of VWE’s management. These forward-looking statements are not intended to serve as, and should not be relied on by any investor as, a guarantee of actual performance or an assurance or definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ materially from those contained in or implied by such forward-looking statements. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond the control of VWE. Factors that could cause actual results to differ materially from the results expressed or implied by such forward-looking statements include, among others: the Company’s limited experience operating as a public company; the Company’s ability to complete its closing procedures for the quarter ended December 31, 2023 within the anticipated timeframe; the ability of the Company to regain compliance with Nasdaq continued listing requirements; the time and expense associated with any necessary remediation of control deficiencies; the ability of the

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Vintage Wine Estates Receives Notification from Nasdaq Related to Delayed Quarterly Report on Form 10-Q

February 27, 2024

Company to effectively execute its strategic plans to reimagine the Company; the Company’s ability to deleverage within the anticipated time frame or at all and its ability to satisfy the covenants in its credit agreement or other contractual arrangements; the ability of the Company to retain key personnel; the effect of economic conditions on the industries and markets in which VWE operates, including financial market conditions, rising inflation, fluctuations in prices, interest rates and market demand; the effects of competition on VWE’s future business; the potential adverse effects of health pandemics, epidemics or contagious diseases on VWE’s business and the U.S. and world economy; declines or unanticipated changes in consumer demand for VWE’s products; disruption of supply or shortage of energy; VWE’s ability to adequately source grapes and other raw materials and any increase in the cost of such materials; the impact of environmental catastrophe, natural disasters, disease, pests, weather conditions and inadequate water supply on VWE’s business; VWE’s level of insurance against catastrophic events and losses; impacts from climate change and related government regulations; VWE’s significant reliance on its distribution channels, including independent distributors, particularly in its wholesale operations; a loss or significant decline of sales to important distributors, marketing companies, or retailers; risks associated with new lines of business or products; potential reputational harm to VWE’s brands from internal and external sources; decline in consumer sentiment to purchase wine through VWE’s direct-to-consumer channels; possible decreases in VWE’s wine quality ratings; integration risks associated with recent or future acquisitions; possible litigation relating to misuse or abuse of alcohol; changes in applicable laws and regulations and the significant expense to VWE of operating in a highly regulated industry; VWE’s ability to maintain necessary licenses; VWE’s ability to protect its trademarks and other intellectual property rights; risks associated with the Company’s information technology and ability to maintain and protect personal information; VWE’s ability to make payments on its indebtedness; risks that the Company is unable to meet the additional restrictions and obligations imposed by its amended credit agreement; and those factors discussed in the Company’s most recent Annual Report on Form 10-K and in subsequent Quarterly Reports on Form 10-Q or other reports filed with the Securities and Exchange Commission. There may be additional risks including other adjustments that VWE does not presently know or that VWE currently believes are immaterial that could also cause actual results to differ from those expressed in or implied by these forward-looking statements. In addition, forward-looking statements reflect VWE’s expectations, plans or forecasts of future events and views as of the date and time of this news release. VWE undertakes no obligation to update or revise any forward-looking statements contained herein, except as may be required by law. Accordingly, undue reliance should not be placed upon these forward-looking statements.

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Contacts:

Investors Deborah K. Pawlowski Kei Advisors LLC dpawlowski@keiadvisors.com Phone: 716.843.3908